EXHIBIT 99.1

Dot VN, Inc. Announces Completion of Integration of Domain Name Registration Product Offerings with Key-Systems Network

SAN DIEGO – September 10, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, today announced today that it has completed the integration of its domain name registration product offerings with Key Systems GmbH’s reseller network.

Key-Systems (www. key-systems.net) is listed among the 15 largest ICANN registrars and manages more than 2.7 million domains for more than 70,000 customers worldwide. In addition to the newly available .vn, Key Systems’ portfolio of automated registrations includes more than 200 domain extensions. Dot VN domain name registrations will now be available through Key Systems’ wide distribution network made up of over 1,500 registrars and resellers worldwide. Officially launched on August 26, 2010, the Dot VN platform is now integrated with Key Systems’ network, one of the largest distribution networks in the world, giving Dot VN the opportunity to greatly increase the volume of its domain name registration business.

“We are excited to announce that the integration with Key-Systems is now complete.  Key Systems is an industry leader in domain name registration and we believe that this will give us a foothold in the European market for domain name registrations, a geographic region in which we previously did not have a strong presence, and, as such, will act as a driver of growth in our domain name registration segment given the worldwide breadth and scale of Key-Systems’ registrar and reseller network,” noted Dot VN Chief Executive Officer Thomas Johnson. “The cooperative project with Key-Systems will allow us to significantly increase our sales channels and positions us well for future growth.”

“In addition to the TLD .VN we also offer the 12 currently available .VN second-level extensions. Thus, RRPproxy reseller clients can supply their customers with the whole variety of the .VN name space. As the number of internet users in Vietnam has highly increased in the past years and will probably continue to increase in the future, the importance of .VN has grown enormously, too. .VN domains have a high potential on the European market and we are excited to open up this potential to our customers,” stated Key-Systems CEO Alexander Siffrin.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DotVN-registration-form.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your “.vn” domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com

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